BioDelivery Sciences Appoints John Golubieski as Chief Financial Officer

RALEIGH, N.C., Oct. 21, 2021 (GLOBE NEWSWIRE) -- BioDelivery Sciences International, Inc. (NASDAQ: BDSI), a rapidly growing commercial-stage specialty pharmaceutical company dedicated to patients living with chronic conditions, today announced the appointment of John Golubieski as Chief Financial Officer, effective November 4, 2021.  Mr. Golubieski brings to BDSI more than 30 years of financial and operational experience and will serve as a member of the company’s executive leadership team.
“I'm pleased to welcome John to our executive leadership team. His appointment comes at a time of significant opportunity and growth for BDSI,” said Jeff Bailey, Chief Executive Officer. “I know first-hand the impact John can bring to our team as John has served the role as my CFO three times previously. His very well-rounded business and financial expertise will be important as we drive results and realize our mission to improve patient lives.”
Mr. Golubieski brings a very broad level of experience as his career has progressed from PricewaterhouseCoopers to a 16-year career in various finance functions at Bristol-Myers Squibb before taking on senior level finance roles. These roles include Senior VP of Finance of King Pharmaceuticals before being acquired by Pfizer, CFO at Fougera before being acquired by Novartis and then onto Lantheus Medical Imaging as interim CFO setting the groundwork to take the company public with a successful IPO. Most recently, John served as the CFO of IlluminOss, an orthopedic company that was acquired last year by a private equity firm. Mr. Golubieski earned an MBA from Rider University as well as a Bachelor of Science degree in both Commerce and Accounting from Rider University, magna cum laude.
“I am thrilled to join BDSI during this exciting time of growth for the company,” said John Golubieski.  “With the expanding portfolio and a clear focus on improving patient lives, I am honored to be part of this mission and look forward to working with the team to drive continued success.”
Mr. Bailey added: “I also want to thank Terry Coelho for her dedication and contributions as CFO since joining BDSI. Terry will be taking another opportunity to further round out her industry experience.” Ms. Coelho will remain with BDSI until November 3, 2021 in order to ensure a smooth transition.
ABOUT BIODELIVERY SCIENCES INTERNATIONAL, INC.

BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a commercial-stage specialty pharmaceutical company dedicated to patients living with chronic conditions. BDSI has built a portfolio of products that includes utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs. BDSI's marketed products address serious and debilitating conditions, including chronic pain and opioid-induced constipation.
CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This press release and any statements of employees, representatives, and partners of BioDelivery Sciences International, Inc. (“BDSI”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to BDSI’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of BDSI’s management and are subject to significant risks and uncertainties, including those detailed in BDSI’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the contribution of Mr. Golubieski to BDSI) may differ materially from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond BDSI’s control), including those set forth in our 2020 annual report on Form 10-K filed with the US Securities and Exchange Commission and subsequent filings. BDSI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

© 2021 BioDelivery Sciences International, Inc.  All rights reserved.
Contact:
Terry Coelho
Executive Vice President & Chief Financial Officer
BDSI_IR@bdsi.com

Bob Yedid
LifeSci Advisors
(646) 597-6989
Bob@LifeSciAdvisors.com